Exhibit 99.1

Navitas Semiconductor Announces Second Quarter 2022 Financial Results and Acquisition of GeneSiC, an Industry-leading SiC Company

•Revenues Increased 58% with important market and regional diversification, while guidance reflects short-term China smartphone softness
•20+ significant new wins in mobile chargers, plus accelerating progress in customer development in the solar, EV, data center and industrial markets
•GeneSiC acquisition positions Navitas as the only pure-play, next-generation power semiconductor company with broad diversification, synergistic customers and 2-3 year acceleration into strategic EV, solar and energy storage markets

El Segundo, CA., August 15, 2022 — Navitas Semiconductor Corporation (Nasdaq: NVTS), the industry leader in next-generation power semiconductors, today announced unaudited financial results for the second quarter ended June 30, 2022.
Net revenues for the quarter increased to $8.6 million, up 58% from the second quarter of 2021. GAAP gross margin was 41.6%, compared to 45.5% in the second quarter of 2021.
GAAP loss from operations for the quarter was $20.0 million, compared to a loss of $18.6 million in the second quarter of 2021. On a non-GAAP basis, loss from operations for the quarter was $8.9 million, compared to $5.8 million in Q2 2021. GAAP earnings per diluted share were $0.26, compared to a GAAP loss of $0.89 per share in the second quarter of 2021, while non-GAAP net loss for the quarter was $0.07 per share compared to a net loss of $0.28 per share in Q2 2021.
Navitas also announced the acquisition of GeneSiC Semiconductor, a silicon carbide (SiC) pioneer with deep expertise in SiC power device design and process. The acquisition is expected to be immediately accretive to Navitas’ earnings per share. Total consideration consisted of approximately $100 million in cash, 24.9 million shares of Navitas stock and possible earn-out payments of up to $25 million conditioned on the achievement of substantial revenue targets for the GeneSiC business over the four fiscal quarters ending September 30, 2023. GeneSiC is highly profitable, with EBITDA margins of more than 25%, total calendar 2022 revenues expected to be approximately $25 million and demonstrated annual growth rates of over 60%. The combined company creates a comprehensive, industry-leading technology portfolio in next-generation power semiconductors - both GaN and SiC – with an aggregate market opportunity estimated at over $20 billion per year by 2026.

"I am pleased with our second quarter performance and we are truly excited by our acquisition of GeneSiC,” said Gene Sheridan, CEO and co-founder. “While we see significant softness in the China smartphone market, our leadership in the GaN mobile charger market has never been stronger. In the second quarter, we added over twenty new customer launches, set new industry benchmarks in ultra-fast charging, and achieved significant progress in our expansion markets of data center, solar and EV.”

“With the acquisition of GeneSiC, Navitas has become the industry’s only pure-play, next-generation power semiconductor company. GeneSiC is an ideal SiC partner for Navitas with its industry-leading performance, world-class robustness, and the broadest product portfolio in SiC from 650V to 6,500V. They have focused on core SiC technology, while Navitas has invested significantly in global sales, operations and technical support teams, along with system design centers in EV and data centers – all of which can be immediately leveraged to accelerate GeneSiC’s already fast-growing business. With GeneSiC’s 500 diverse and synergistic customers, we now have immediate revenue in solar, EV, energy storage and many other diversified industrial markets.”

Navitas’ recent acquisition of VDD Tech and its digital-isolator technology is a great combination for both GaN and SiC higher power applications, adding up to $4 of system content and opening up an additional $1 billion annual market opportunity for Navitas.

Second Quarter Navitas GaN Highlights

•Over 20 new GaN fast- and ultra-fast chargers were launched in Q2.

◦New GaN smartphone chargers include Motorola edge+ (in-box 68W), vivo X-Fold (in-box 80W), OnePlus Ace/10R and 10T 5G (in-box 150W), plus the vivo iQOO 10 and 10 Pro smartphones with 120W and record-setting 200W in-box chargers – achieving a new industry-benchmark with 0-100% charging in less than 10 minutes.
◦Aftermarket GaN chargers include Anker’s GaNPrime™ series (120-150W), and Belkin’s 108W 4-port GaN charger, now available in the Apple Store.
◦New laptop GaN chargers include Xiaomi Redmi (in-box 100W), Lenovo Legion (135W) and Dell XPS 13 Pro (in-box 60W).
•Important platform and customer developments in our expansion, higher power markets include:
◦Four new “Titanium Plus” efficiency grade data center platforms in development supporting eight major customer projects.
◦Two industry-leading residential solar customers in development that are committed to broad transitions from silicon to GaN.
◦Three new electric vehicle OBC/DC-DC platforms are in development supporting five major customer programs.

Navitas expects the GeneSiC acquisition will accelerate its expansion into higher-power markets by two to three years, with immediate Q3 revenue in synergistic solar, energy storage and EV markets, among other industrial markets.
Business Outlook
Including a partial quarter of GeneSiC revenue, net revenues for the third quarter of 2022 are expected to be between $9.0 and $11.0 million. Gross margin for the third quarter is expected to be 40% plus or minus 2% and non-GAAP operating expenses, which include a partial quarter of expenses for GeneSiC, are expected to be approximately $14 million plus or minus 3%, excluding stock-based compensation and amortization of intangible assets.

Earnings Webcast
Navitas will hold a public webcast today at 2:00 p.m. Pacific / 5:00 p.m. Eastern to discuss second quarter results and the GeneSiC acquisition.
Toll Free Dial-in: (800) 715-9871 or (646) 307-1963
Conference ID: 6867001
Live Webcast: https://edge.media-server.com/mmc/p/tqt3b9y7
Replay: A replay of the call will be accessible from the Investor Relations section of the Company’s website at https://ir.navitassemi.com/.

Non-GAAP Financial Measures
This press release and statements in our public webcast include financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”), which we refer to as “non-GAAP financial measures,” including (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP net loss from operations, and (iv) non-GAAP net loss per share. Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary independent of business performance. We believe these non-GAAP financial measures offer an additional view of our operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements
This press release, including the paragraph headed “Business Outlook,” includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release. These statements are also based on current expectations of the management of Navitas and are not predictions of actual performance. Such forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas. Forward-looking statements are subject to a number of risks and uncertainties, including the possibility that the expected growth of Navitas’ and GeneSiC’s businesses will not be realized, or will not be realized within expected time periods, due to, among other things, the failure to successfully integrate GeneSiC into Navitas’ business and operational systems; the effect of the acquisition on customer and supplier relationships or the failure to retain and expand those relationships; the success or failure of other business development efforts; Navitas’ financial condition and results of operations; Navitas’ ability to accurately predict future revenues for the purpose of appropriately budgeting and adjusting Navitas’ expenses; Navitas’ ability to diversify its customer base and develop relationships in new markets; Navitas’ ability to scale its technology into new markets and applications; the effects of competition on Navitas’ business, including actions of competitors with an established presence and resources in markets we hope to penetrate, including silicon carbide markets; the level of demand in Navitas’ and GeneSiC’s customers’ end markets, both generally and with respect to successive generations of products or technology; Navitas’ ability to attract, train and retain key qualified personnel; changes in government trade policies, including the imposition of tariffs; the impact of the COVID-19 pandemic on Navitas’ business, results of operations and financial condition; the impact of the COVID-19 pandemic on the global economy, including but not limited to Navitas’ supply chain and the supply chains of customers and suppliers; regulatory developments in the United States and foreign countries; and Navitas’ ability to protect its intellectual property rights. These and other risk factors are discussed in the Risk Factors section beginning on p. 11 of our annual report on Form 10-K for the year ended December 31, 2021, which we filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 and as thereafter amended, and in other documents we file with the SEC, including our quarterly reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Navitas is not aware of or that Navitas currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Navitas’ expectations, plans or forecasts of future events and views as of the date of this press release. Navitas anticipates that subsequent events and developments will cause Navitas’ assessments to change. However, while Navitas may elect to update these forward-looking statements at some point in the future, Navitas specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Navitas’ assessments as of any date subsequent to the date of this press release.

About Navitas
Navitas Semiconductor (Nasdaq: NVTS) is the only pure-play, next-generation power-semiconductor company, founded in 2014. GaNFast™ power ICs integrate gallium nitride (GaN) power and drive, with control, sensing and protection to enable faster charging, higher power density and greater energy savings. Complementary GeneSiC™ power devices are optimized high-power, high-voltage and high-reliability silicon carbide (SiC) solutions. Focus markets include mobile, consumer, data center, EV, solar, wind, smart grid, and industrial. Over 185 Navitas patents are issued or pending. Over 50 million GaN units have been shipped with zero reported GaN field failures, and Navitas introduced the industry’s first and only 20-year warranty. Navitas is the world’s first semiconductor company to be CarbonNeutral®-certified.
Contact Information
Media
Graham Robertson, CMO of Grand Bridges
Graham@GrandBridges.com

Investors
Stephen Oliver, VP Corporate Marketing & Investor Relations
ir@navitassemi.com

Navitas Semiconductor, GaNFast, GaNSense, GeneSiC and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

NAVITAS SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP) - UNAUDITED
(dollars in thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
NET REVENUES	$8,611	$5,450	$15,351	$10,767
COST OF REVENUES	5,026	2,971	8,803	5,930
GROSS PROFIT	3,585	2,479	6,548	4,837
OPERATING EXPENSES:
Research and development	9,606	6,267	23,019	10,521
Selling, general and administrative	13,993	14,794	38,537	20,163
Total operating expenses	23,599	21,061	61,556	30,684
LOSS FROM OPERATIONS	(20,014)	(18,582)	(55,008)	(25,847)
OTHER INCOME (EXPENSE), net:
Interest income (expense), net	52	(63)	28	(124)
Gain from change in fair value of warrants	—	—	51,763	—
Gain from change in fair value of earnout liabilities	54,854	—	118,260	—
Other expense	(785)	—	(1,141)	—
Total other income (expense), net	54,121	(63)	168,910	(124)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	34,107	(18,645)	113,902	(25,971)
PROVISION FOR INCOME TAXES	270	5	273	24
NET INCOME (LOSS)	$33,837	$(18,650)	$113,629	$(25,995)
NET INCOME (LOSS) PER SHARE:
Basic	$0.27	$(0.90)	$0.93	$(1.28)
Diluted	$0.26	$(0.90)	$0.87	$(1.28)
SHARES USED IN PER-SHARE CALCULATION:
Basic	124,030	20,900	121,827	20,324
Diluted	132,132	20,900	130,882	20,324

SUPPLEMENTAL INFORMATION:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Stock-based compensation expenses included in:
Net revenues	$—	$50	$—	$163
Research and development	3,037	1,424	10,531	1,630
Selling, general and administrative	7,999	11,255	25,831	12,771
Total stock-based compensation expense	$11,036	$12,729	$36,362	$14,564
Research and development includes:
Amortization of acquisition-related intangible assets	$84	$89	$172	$188

NAVITAS SEMICONDUCTOR CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(dollars in thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP gross profit	$3,585	$2,479	$6,548	$4,837
GAAP gross profit margin	41.6%	45.5%	42.7%	44.9%
Stock-based compensation expense included in net revenues	—	50	—	163
Non-GAAP gross profit	$3,585	$2,529	$6,548	$5,000
Non-GAAP gross profit margin	41.6%	46.0%	42.7%	45.7%
RECONCILIATION OF OPERATING EXPENSES
GAAP Operating expenses	$23,599	$21,061	$61,556	$30,684
Less: Stock-based compensation expenses included in:
Research and development	3,037	1,424	10,531	1,630
Selling, general and administrative	7,999	11,255	25,831	12,771
Total	11,036	12,679	36,362	14,401
Amortization of acquisition-related intangible assets	84	89	172	188
Non-GAAP operating expenses	$12,479	$8,293	$25,022	$16,095
RECONCILIATION OF LOSS FROM OPERATIONS
GAAP loss from operations	$(20,014)	$(18,582)	$(55,008)	$(25,847)
GAAP operating margin	(232.4)%	(341.0)%	(358.3)%	(240.1)%
Add: Stock-based compensation expenses included in:
Net revenues	—	50	—	163
Research and development	3,087	1,424	10,531	1,630
Selling, general and administrative	7,999	11,255	25,831	12,771
Total	11,036	12,729	36,362	14,564
Amortization of acquisition-related intangible assets	84	89	172	188
Non-GAAP loss from operations	$(8,894)	$(5,764)	$(18,474)	$(11,095)
Non-GAAP operating margin	(103.3)%	(105.8)%	(120.3)%	(103.0)%
RECONCILIATION OF NET LOSS PER SHARE
GAAP net income (loss)	$33,837	$(18,650)	$113,629	$(25,995)
Adjustments to GAAP net loss
Total stock-based compensation	11,036	12,729	36,362	14,564
Amortization of acquisition-related intangible assets	84	89	172	188
Gain from change in fair value of warrants	—	—	(51,763)	—
Gain from change in fair value of earnout liabilities	(54,854)	—	(118,260)	—
Other expense	785	—	1,141	—
Non-GAAP net loss	$(9,112)	$(5,832)	$(18,719)	$(11,243)
Average shares outstanding for calculation of non-GAAP net loss per share (basic and diluted)	124,030	20,900	121,827	20,324
Non-GAAP net loss per share (basic and diluted)	$(0.07)	$(0.28)	$(0.15)	$(0.55)

NAVITAS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	(Unaudited)
	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$240,504	$268,252
Accounts receivable, net	9,407	8,263
Inventories	13,995	11,978
Prepaid expenses and other current assets	2,342	2,877
Total current assets	266,248	291,370
PROPERTY AND EQUIPMENT, net	4,266	2,302
OPERATING LEASE RIGHT OF USE ASSETS	7,039	—
INTANGIBLE ASSETS, net	421	170
GOODWILL	1,177	—
OTHER ASSETS	7,166	1,759
Total assets	$286,317	$295,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$6,300	$4,860
Accrued compensation expenses	4,910	2,639
Current portion of operating lease liabilities	1,165	—
Current portion of long-term debt	3,200	3,200
Other liabilities	4	29
Total current liabilities	15,579	10,728
LONG-TERM LIABILITIES:
LONG-TERM DEBT	2,122	3,716
OPERATING LEASE LIABILITIES NONCURRENT	5,824	—
WARRANT LIABILITY	—	81,388
EARNOUT LIABILITY	15,913	134,173
OTHER LIABILITIES	—	60
Total liabilities	39,438	230,065
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	246,879	65,536
Total liabilities and stockholders’ equity	$286,317	$295,601